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                                                                    EXHIBIT 21.1

              SIGNIFICANT SUBSIDIARIES OF CBRE HOLDING, INC.

      Name                                   State (or Country) of Incorporation
      ----                                   -----------------------------------
      CB Commercial Ltd.                     United Kingdom
      CB Richard Ellis Services, Inc.        Delaware
      CB Richard Ellis Investors KK          Japan
      CB Richard Ellis, Inc.                 Delaware
      CB Richard Ellis Services Stewardship  United Kingdom